Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Shuttle Pharmaceuticals Holdings, Inc.

We consent to the inclusion by reference in the Registration Statement on Form S-8 (File No. 333-268758) of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) of our report dated March 15, 2023 relating to the financial statements which appears in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ BF Borgers CPA PC

Certified Public Accountants
Lakewood, Colorado
March 15, 2023